UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 30, 2009

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:
978-249-3551

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Items 1.01                      Entry into a Material Definitive Agreement

On June 30, 2009, The L.S. Starrett Company (the “Company”) and certain of the Company’s subsidiaries (the “Subsidiaries”) entered into a Loan and Security Agreement (the “New Credit Facility”) with TD Bank, N.A., as lender.

The New Credit Facility replaces the Company’s previous Reducing Revolver and Line of Credit Agreement held with Bank of America, N.A. with a $23 million line of credit.  The interest rate under the New Credit Facility is based upon a grid which uses the ratio of Funded Debt/EBITDA to determine the floating margin that will be added to one-month LIBOR.  The initial rate will be one-month LIBOR plus 1.75%.  The New Credit Facility matures on April 30, 2012.

The obligations under the New Credit Facility are unsecured.  However, in the event of certain triggering events, the obligations under the New Credit Facility will become secured by the assets of the Company and the Subsidiaries.

Availability under the New Credit Facility is subject to a borrowing base comprised of accounts receivable and inventory.  The Company believes that the borrowing base will consistently produce availability under the New Credit Facility in excess of $23 million.  In addition, the Company anticipates that it will not need to fully utilize the amounts available to the Company and the Subsidiaries under the New Credit Facility.

The New Credit Facility contains financial covenants with respect to leverage, tangible net worth, and interest coverage, and also contains customary affirmative and negative covenants, including limitations on indebtedness, liens, acquisitions, asset dispositions, and fundamental corporate changes, and certain customary events of default.  Upon the occurrence and continuation of an event of default, the lender may terminate the revolving credit commitment and require immediate payment of the entire unpaid principal amount of the New Credit Facility, accrued interest and all other obligations.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01                      Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.                      Description

10.1	Loan and Security Agreement, date as of June 30, 2009, by and among the Company, the Subsidiaries and TD Bank, N.A., as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: July 2, 2009	By: /s/ Randall J. Hylek
Name: Randall J. Hylek
Title: Treasurer and Chief Financial OfficerOfficer